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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2007

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

On August 30, 2007, International Barrier Technology Inc. (“Barrier”), a manufacturer of proprietary fire-resistant building materials, announced the addition of two sales representatives that will focus on market development of Blazeguard Fire-Rated Sheathing in two targeted regions.

Wayne Crutchfield has joined the Barrier team and will be responsible for developing the Blazeguard market in Southern California.  Wayne has spent many years in the construction industry working for a major distributor in Southern California.  He has built key relationships with architects, other distributors, and builders throughout the territory.  With the State of California’s recent adoption of the International Building Code, all new multi-family construction will be required to meet the fire-resistant building codes that Blazeguard is designed for.

Jim Dukart has joined Barrier as a Sales Representative in the Midwest region.  He is taking on the responsibility of continuing growth in the upper Midwest, but also to expand the territory to include the Chicago and Kansas City regions.  Jim has many years of experience in the sales industry and product development.  In his most recent endeavour as Vice-President of Sales and Marketing for Sea-Legs, he grew sales of a start-up product by 1,900% in two years.

Please see the press release attached hereto as Exhibit 99 for more information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, August 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007    International Barrier Technologies Inc.

                                             (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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